Exhibit 99.3

Forward - Looking Information This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 19 95, regarding the financial condition, results of operations, business plans and the future performance of BB&T that are based on the beliefs and assumptions of the management of BB&T and the information available to management at the time th at these disclosures were prepared. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify thes e f orward - looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:  general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, amo ng other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services;  disruptions to the credit and financial markets, either nationally or globally, including the impact of a downgrade of U.S. g ove rnment obligations by one of the credit ratings agencies and the adverse effects of recessionary conditions in Europe;  changes in the interest rate environment and cash flow reassessments may reduce NIM and/or the volumes and values of loans ma de or held as well as the value of other financial assets held;  competitive pressures among depository and other financial institutions may increase significantly;  legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd - Fran k Act may adversely affect the businesses in which BB&T is engaged;  local, state or federal taxing authorities may take tax positions that are adverse to BB&T;  a reduction may occur in BB&T’s credit ratings;  adverse changes may occur in the securities markets;  competitors of BB&T may have greater financial resources and develop products that enable them to compete more successfully t han BB&T and may be subject to different regulatory standards than BB&T;  natural or other disasters could have an adverse effect on BB&T in that such events could materially disrupt BB&T’s operation s o r the ability or willingness of BB&T’s customers to access the financial services BB&T offers;  costs or difficulties related to the integration of the businesses of BB&T and its merger partners may be greater than expect ed;  expected cost savings or revenue growth associated with completed mergers and acquisitions may not be fully realized or reali zed within the expected time frames;  significant litigation could have a material adverse effect on BB&T;  deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions may be greater than expecte d ;  cyber - security risks, including “denial of service,” “hacking” and “identity theft,” could adversely affect our business and fin ancial performance, or our reputation; and,  failure to implement part or all of the Company’s new ERP system could result in impairment charges that adversely impact BB& T’s financial condition and results of operations and could result in significant additional costs to BB&T Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this r eport. Actual results may differ materially from those expressed in or implied by any forward - looking statement. Except to the extent required by applicable law or regulation, BB&T undertakes no obligation to revise or update publicly any forwar d - l ooking statements for any reason. Non - GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with ac counting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non - GAAP” measures in their analysis of the Corporation’s performance and the efficiency of its operations. Management believes that these non - GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The c omp any believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T’s management believes that investors may use these non - GAAP financial measures to analyze financial performanc e without the impact of unusual items that may obscure trends in the company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they nece ssa rily comparable to non - GAAP performance measures that may be presented by other companies. Below is a listing of the types of non - GAAP measures used in this presentation:  Tangible common equity, Tier 1 common equity and related ratios are non - GAAP measures. The return on average risk - weighted asset s is a non - GAAP measure. The Basel III common equity Tier I ratio reflects management’s interpretation of the regulatory requirements, which is subject to change. BB&T's management uses these measures to assess th e q uality of capital and believes that investors may find them useful in their analysis of the Corporation.  Asset quality ratios have been adjusted to remove the impact of acquired loans and foreclosed property covered by FDIC loss s har ing agreements from the numerator and denominator of these ratios. Management believes that their inclusion may result in distortion of these ratios such that they might not be comparable to other periods presented or to other portfolios that were not impacted by purchase accounting.  Fee income and efficiency ratios are non - GAAP in that they exclude securities gains (losses), foreclosed property expense, amort ization of intangible assets, merger - related and restructuring charges, the impact of FDIC loss share accounting and other selected items. BB&T’s management uses these measures in their analysis of the Corporation’s perfo rma nce. BB&T’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains an d charges.  Return on average tangible common shareholders’ equity (“ROTCE”), is a non - GAAP measure that calculates the return on average common shareholders’ equity without the impact of intangible assets and their related amortization . ROTCE is also presented excluding the impact of certain adjustments and is also a non - GAAP measure. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Core net interest margin is a non - GAAP measure that adjusts net interest margin to exclude the impact of interest income and fun ding costs associated with loans and securities acquired in the Colonial acquisition. BB&T’s management believes that the exclusion of the generally higher yielding assets acquired in the Colonial acquisition from the cal culation of net interest margin provides investors with useful information related to the relative performance of the remainder of BB&T’s earning assets.  Return on assets and return on shareholders’ equity have been adjusted to exclude the impact of certain adjustments. BB&T’s man agement believes these adjustments increase comparability of period - to - period results and uses these measures to assess performance and believes investors may find them useful in their analysis of the Corporation.  Adjusted net charge - offs and the adjusted ratio of net charge - offs to average loans are non - GAAP measures that adjust net charge - offs to exclude the impact of a process change that resulted in accelerated recognition of charge - offs in the non - prime automobile lending portfolio during the quarter ended March 31, 2014. BB&T’s management believes these adjustments increase comparability of period - to - period results and believes that investor s may find them useful in their analysis of the Corporation. A reconciliation of these non - GAAP measures to the most directly comparable GAAP measure is included in BB&T’s Second Quarter 2014 Quarterly Performance Summary, which is available on BB&T’s website at www.bbt.com/financials.html .

2014 Second Quarter Performance Highlights[1]

BB&T

Earnings Highlights

- Net income[2] totaled $425 million vs. $547 million in 2Q13
- Diluted EPS was $0.58, compared with $0.77 in 2Q13
- Earnings reduced by $0.12 per diluted share due to mortgage and tax-related reserve adjustments; and $0.01 due to merger-related and restructuring charges
- Adjusted[3] ROA was 1.23%, ROE was 9.69%, and ROTCE was 15.28%

Revenues

- Total revenues[4] were $2.3 billion, up 3.0% compared to 1Q14
- Results were driven by strong loan growth and improved fee income
- Fee income ratio was strong at 44.0%[5] vs. 43.2% in 1Q14

Loans

- Average C&I balances grew 10.0% vs. 1Q14
- Average CRE-IPP balances grew 3.5%; CRE-C&D balances up 18.3% vs. 1Q14
- Average Direct Retail balances, excluding the QM transfer, increased approximately 8% vs. 1Q14
- Average Sales Finance loan balances grew 25.5% vs. 1Q14

Deposits

- Average noninterest-bearing deposits increased $1.2 billion, or 14.1% vs. 1Q14
- Deposit mix improved with noninterest-bearing deposits at 28.3% of total deposits, vs. 25.8% in 2Q13
- Deposit costs declined 1 basis point to 0.26% vs. 1Q14

Credit Quality[6]

- Net charge-offs were 0.40% of average loans and leases; lowest level since 2007
- Loans past due 90 days declined $53 million, or 12.9% vs. 1Q14
- NPLs decreased $62 million, or 6.9% vs. 1Q14
- NPAs decreased $70 million, or 7.1% vs. 1Q14

Expenses

- Increase in noninterest expense driven primarily by $118 million in reserves related to FHA-insured loans and an increase of $27 million in personnel expense due to mostly to production-related incentives
- Management expects lower noninterest expenses in 2H14 and a 4Q14 efficiency ratio in the 56% area

1 Linked quarter growth rates are annualized, except credit metrics
2 Available to common shareholders
3 See non-GAAP reconciliations included in the attached Appendix
4 Fully taxable equivalent
5 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non-GAAP reconciliations included in the attached Appendix
6 Excludes covered assets

3

4 4 Pre Tax After Tax Diluted EPS Impact FHA - insured mortgage loan reserve adjustment $ (85) $ (53) $ (0.07) Mortgage loan indemnification reserve adjustment $ (33) $ (21) $ (0.03) Income tax reserve adjustment N/A $ (14) $ (0.02) Merger - related and restructuring charges $ (13) $ (8) $ (0.01) Selected Items Affecting Earnings ($ in millions, except per share impact)

5 5 Enhanced Lending Strategies Drive Robust Results ▪ Average total loan growth for 2H14 is expected to be 3 - 5%; stronger in 3Q14  Driven by C&I, CRE - income producing properties, CRE - construction & development, Other Lending Subsidiaries, Sales Finance and Retail lending  Growth in Other Lending Subsidiaries expected to be strong due to premium finance, Grandbridge and Sheffield ▪ Experienced strong broad - based annualized loan growth vs. 1Q14  9.1% growth in total commercial  25.5% growth in sales finance  Direct retail, excluding the QM transfer, increased approximately 8%  Residential mortgage, excluding the QM transfer, was essentially flat ▪ Other Lending Subsidiaries 2 increased 12.4% due to seasonality  Sheffield up 26.0%; Grandbridge up 30.7% $114.3 $115.1 $114.8 $115.1 $117.1 $110 $112 $114 $116 $118 2Q13 3Q13 4Q13 1Q14 2Q14 Average Loans Held for Investment 1 ($ in billions) Average Loans ($ in millions) C&I $ 39,397 $ 962 10.0% CRE - income producing properties 10,382 89 3.5 CRE - construction & development 2,566 112 18.3 Direct retail 7,666 (1,683) (72.2) Sales finance 10,028 600 25.5 Revolving credit 2,362 5 0.9 Residential mortgage 32,421 1,786 23.4 Other lending subsidiaries 2 10,553 317 12.4 Subtotal $ 115,375 $ 2,188 7.8% Covered loans 1,739 (135) (28.9) Total $ 117,114 $ 2,053 7.2% 2Q14 Average Balance 2Q14 v. 1Q14 $ Increase (Decrease) 2Q14 v. 1Q14 Annualized % Increase (Decrease) 1 Excludes loans held for sale 2 Other Lending Subsidiaries consist of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance

6 6 Improved Deposit Mix and Cost $130.0 $127.9 $125.9 $125.7 $129.6 0.32% 0.31% 0.28% 0.27% 0.26% 0.20% 0.30% 0.40% 0.50% $90.0 $100.0 $110.0 $120.0 $130.0 $140.0 2Q13 3Q13 4Q13 1Q14 2Q14 Total Interest-Bearing Deposit Cost Average Total Deposits ($ in billions) ▪ Strong DDA growth of 14.1% annualized vs. 1Q14 ▪ Personal and business noninterest - bearing deposits increased 18.0% and 19.6%, annualized vs. 1Q14 ▪ Average DDA mix was 28.3% in 2Q14 vs. 25.8% in 2Q13 ▪ Added $1.2 billion in deposits through Texas branch acquisition in June 2014 $33.6 $34.2 $35.3 $35.4 $36.6 $30.0 $32.0 $34.0 $36.0 $38.0 2Q13 3Q13 4Q13 1Q14 2Q14 Average Noninterest - Bearing Deposits ($ in billions) Average Deposits ($ in millions) Noninterest - bearing deposits $ 36,634 $ 1,242 14.1% Interest checking 18,406 (209) (4.5) Money market & savings 48,965 198 1.6 Subtotal $ 104,005 $ 1,231 4.8% Certificates and other time deposits 25,010 3,075 56.2 Foreign office deposits – Interest - bearing 584 (425) (168.9) Total deposits $ 129,599 $ 3,881 12.4% 2Q14 Average Balance 2Q14 v. 1Q14 $ Increase (Decrease) 2Q14 v. 1Q14 Annualized % Increase (Decrease)

7 7 Credit Quality Continues to Improve 1 0.75% 0.49% 0.49% 0.47 2% 0.40% 0.55% 0.20% 0.70% 1.20% 2Q13 3Q13 4Q13 1Q14 2Q14 Annualized Net Charge - offs / Average Loans Core Charge-offs Accelerated Charge-Offs ▪ Net charge - offs declined 25% vs. 1Q14; 12% excluding 1Q14 process change ▪ 90 days past due decreased 12.9% vs. 1Q14 ▪ Management expects net charge - offs to remain below our normalized range of 50 - 70 basis points for the next few quarters ▪ 7.1% reduction in NPAs vs. 1Q14 ▪ 6.9% reduction in NPLs  Commercial NPLs down 12.7% ▪ Lowest NPAs as a % of total assets since 2007 ▪ Management expects NPAs to decline modestly in 3Q14 0.71% 0.65% 0.58% 0.54% 0.49% 0.40% 0.60% 0.80% 1.00% 2Q13 3Q13 4Q13 1Q14 2Q14 Total Nonperforming Assets as a Percentage of Total Assets NPAs Down 28.2% vs. 2Q13 1 Excludes covered assets 2 Excludes the impact of $23 million process change that resulted in accelerated recognition of charge - offs in the non - prime auto mobile lending portfolio NCO’s Down 45.6% vs. 2Q13

8 8 Allowance Coverage Ratios Remain Strong 1 ▪ Coverage ratios remain strong at 3.19x and 1.78x for the allowance to net charge - offs and NPLs, respectively ▪ The ALLL release was $39 million for 2Q14 compared to $80 million in 1Q14 ▪ Management anticipates declining ALLL releases, if any, in future quarters 2.07x 3.03x 2.88x 2.42x 3.19x 1.55x 1.66x 1.73x 1.70x 1.78x 0.50 1.00 1.50 2.00 2.50 3.00 3.50 2Q13 3Q13 4Q13 1Q14 2Q14 ALLL to Net Charge-offs ALLL to NPLs HFI ALLL Coverage Ratios 1 Excludes covered assets and the reserve for unfunded lending commitments

9 9 Net Interest Margin Lower – Core Margin Stabilizing 3.70% 3.68% 3.56% 3.52% 3.43% 3.40% 3.39% 3.34% 3.29% 3.22% 2.75% 3.25% 3.75% 4.25% 2Q13 3Q13 4Q13 1Q14 2Q14 Reported NIM Core NIM ▪ 2 Q14 NIM declined 9 bps vs. 1Q14 as a result of:  Lower earning asset yields  Impact of covered assets Partially offset by:  Improved funding cost and mix change  Wider credit spreads ▪ 3Q14 NIM expected to decline 5 - 10 bps mainly due to covered asset runoff ▪ 3Q14 net interest income expected to be relatively flat vs. 2Q14 ▪ Asset sensitivity improved during the quarter primarily due to asset and funding mix changes Net Interest Margin 0.43% 0.44% 1.10% 1.70% 0.35% 0.63% 1.37% 2.10% 0.00% 1.00% 2.00% 3.00% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 3/31/14 Sensitivities as of 06/30/14 Rate Sensitivities 1 Excludes covered assets. See non - GAAP reconciliations included in the attached Appendix 1

10 10 Fee Income Improves ▪ Mortgage income increased $12 million reflecting wider margins and higher residential mortgage production. ▪ Bankcard fees and merchant discounts, and checkcard fees increased due to increased transaction volumes. ▪ Insurance income decreased slightly due to a seasonal decrease in employee benefit commissions, lower performance - based commissions, partially offset by increased property and casualty commissions.  1H14 insurance income up 7.3% vs. 1H13 ▪ Fee income expected to be relatively flat in 3Q14 due to an approximate $50 million seasonal decrease in insurance income 44.6% 41.6% 43.5% 43.2% 44.0% 30.0% 35.0% 40.0% 45.0% 50.0% 2Q13 3Q13 4Q13 1Q14 2Q14 Fee Income Ratio 1 2Q14 2Q14 v. 1Q14 2 Increase (Decrease) 2Q14 v. 2Q13 Increase (Decrease) Insurance income $ 422 (4.7)% (0.9)% Service charges on deposits 149 16.8 4.2 Mortgage banking income 86 65.0 (48.8) Investment banking and brokerage fees and commissions 92 18.2 (7.1) Bankcard fees and merchant discounts 70 51.8 7.7 Trust and investment advisory revenues 55 7.4 12.2 Checkcard fees 52 42.7 2.0 Income from bank - owned life insurance 25 (29.7) (3.8) FDIC loss share income, net (88) 19.1 3.5 Securities gains (losses), net - NM (100.0) Other income 70 (5.6) (13.6) Total noninterest income $ 933 9.7% (10.8)% Noninterest Income ($ in millions) 1 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non - GAAP reconcilia tions included in the attached Appendix 2 Linked quarter percentages are annualized

Expenses Up Due to Special Charges



Efficiency Ratio[1]
65.0%
60.0%
55.0%
50.0%
57.6%
60.1%
59.9%
59.3%
59.8%
2Q13
3Q13
4Q13
1Q14
2Q14

- Personnel expense increased $27 million vs. 1Q14 due to increased production-related incentives and commissions and seasonally higher equity-based compensation for retirement eligible employees, partially offset by a decrease in fringe benefit expense.
- Loan-related expense increased $31 million vs. 1Q14, driven by $33 million adjustment to reserves on FHA-insured loans.
- Other expense increased $87 million vs. 1Q14, driven by $85 million reserve related to FHA-insured mortgage loans.
- Management is targeting a 56% area efficiency ratio in 4Q14.

Noninterest Expense

($ in millions)

		2Q14	2Q14 v. 1Q14[2] Increase (Decrease)	2Q14 v. 2Q13 Increase (Decrease)
Personnel expense	$	809	13.8%	(4.1)%
Occupancy and equipment expense		168	(18.2)	(1.2)
Loan-related expense		100	180.2	58.7
Professional services		34	12.2	(27.7)
Software expense		42	(9.3)	10.5
Regulatory charges		30	13.8	(14.3)
Outside IT services		31	59.4	47.6
Amortization of intangibles		23	-	(14.8)
Foreclosed property expense		10	44.6	(16.7)
Merger-related and restructuring charges, net		13	NM	(51.9)
Other expense		291	171.1	37.3
Total noninterest expense	**$**	**1,551**	**42.3%**	**3.7%**

- 2Q14 effective tax rate was 26.6%; expecting slightly higher effective tax rate for 3Q14

[1] Excludes certain items as detailed in the non-GAAP Reconciliations section
[2] Linked quarter percentages are annualized

11

12 12 Capital and Liquidity Strength 1 11.1% 11.3% 11.8% 12.1% 12.0% 9.3% 9.4% 9.9% 10.2% 10.2% 8.5% 9.5% 10.5% 11.5% 12.5% 2Q13 3Q13 4Q13 1Q14 2Q14 Basel I Capital Ratios Tier 1 Tier 1 common ▪ Common equity Tier 1 ratio under Basel III was approximately 10.0% at June 30, 2014 2 and March 31, 2014 ▪ Tier 1 capital declined slightly due to an increase in loans and loan commitments ▪ BB&T’s 2Q14 LCR is 93% vs. the minimum requirement of 80% by January 1, 2015 ▪ BB&T’s 2Q14 liquid asset buffer is 16% (high quality liquid assets as a percentage of total assets) 1 Regulatory capital information is preliminary. Risk - weighted assets are determined based on regulatory capital requirements. Un der the regulatory framework for determining risk - weighted assets each asset class is assigned a risk - weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specif ic asset class. In addition, off balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk - weightings. Tier 1 common equity ratio is a non - GAAP measure. BB&T uses the Tier 1 common equity definition used in the SCAP assessment to calculate these ratios. BB&T's manage men t uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are no t necessarily comparable to similar capital measures that may be presented by other companies. 2 The Basel III common equity Tier I ratio reflects management’s interpretation of the regulatory requirements.

Community Banking Segment

BB&T

($ in millions)	2Q14	Inc/(Dec) 1Q14	Inc/(Dec) 2Q13
Net Interest Income	$ 729	$ 6	$ (37)
Noninterest Income[1]	345	24	(16)
Provision for Credit Losses	35	19	(73)
Noninterest Expense[2]	689	3	(25)
Income Tax Expense	128	3	17
Segment Net Income	$ 222	$ 5	$ 28

Highlighted Metrics

($ in billions)

	2Q14	Change Link[3]	Change Like
Noninterest-bearing Deposits	$32.5	13.4%	11.6%
Noninterest-bearing / Total Deposits	31.2%	1.3%	3.6%
CRE Loans	$12.9	6.4%	3.8%
Retail Loans	$7.5	9.1%	1.5%
Dealer Floor Plan	$1.0	53.3%	69.1%
Discretionary Expenses	$0.3	(1.6%)	(8.5%)

Comments[3]

- Balance sheet growth in early July reflects positive loan production and pipeline momentum
- Total C&I and Dealer Floor Plan production increased $317.3 million, or 15.5%, compared to 1Q14
  - C&I increased $270.5 million, or 14.0%
- Total CRE production increased $321.7 million, or 30.9%, compared to 1Q14
- Direct Retail Lending production increased $360.7 million, or 62.1%, compared to 1Q14
- Revolving Credit production increased $19.0 million, or 6.4%, compared to 1Q14
- Noninterest Income increased $23.6 million, or 29.1% annualized, compared to 1Q14
- Successful conversion of 21 branches in Texas with $1.2 billion in deposits on June 13th
- Optimization efforts continue to result in significant cost savings

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter growth rates annualized except for production

13

Residential Mortgage Banking Segment

BB&T

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators

($ in millions)	2Q14	Inc/(Dec) 1Q14	Inc/(Dec) 2Q13
Net Interest Income	$ 125	$ (2)	$ (25)
Noninterest Income[1]	68	7	(83)
Provision for Credit Losses	(1)	19	(31)
Noninterest Expense[2]	227	120	112
Income Tax Expense	(12)	(50)	(71)
Segment Net Income	$ (21)	$ (84)	$ (118)

Highlighted Metrics

($ in billions)

	2Q14	Change Link[4]	Change Like
Retail Originations	$1.9	36.9%	(39.7%)
Correspondent Purchases	2.8	16.1%	(54.2%)
Total Production	$4.7	23.8%	(49.1%)
Loan Sales	$3.1	7.7%	(64.2%)
Loans Serviced for others (EOP)	$88.6	1.6%	9.6%

Comments[4]

- Gain on sale margins increased from 0.69% in 1Q14 to 0.95% in 2Q14 due to stronger retail mix
- The 2Q14 production mix was 71% purchase / 29% refinance vs. 66% / 34% in 1Q14
- Net servicing fees declined 45.7% vs. 1Q14 driven by lower interest rates, but grew 38.0% vs. 2Q13 due to slower prepay speeds
- Net interest income decline due to:
  - Runoff of portfolio transferred from Community Bank
  - A 60.9% decrease in LHFS vs. 2Q13
- 2Q14 includes $118 million in adjustments to reserves related to FHA-insured loans originated by BB&T
- Credit quality remained strong with:
  - 30+ day delinquency of 3.84%
  - Non-accruals of 0.98%
  - Net charge-offs of 0.24% of Loans HFI

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Highlighted Metrics do not include operating statistics for loans transferred from Community Banking in 1Q14
4 Linked quarter growth annualized except for production and sales

14

Dealer Financial Services Segment

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

($ in millions)	2Q14	Inc/(Dec) 1Q14	Inc/(Dec) 2Q13
Net Interest Income	$ 168	$ 4	$ (3)
Noninterest Income[1]	-	(1)	(1)
Provision for Credit Losses	31	(42)	(10)
Noninterest Expense[2]	35	(1)	-
Income Tax Expense	39	18	2
Segment Net Income	$ 63	$ 28	$ 4

Highlighted Metrics

($ in billions)

	2Q14	Change Link[4]	Change Like
Loan Originations	$ 2.0B	29.9%	8.6%
Loan Yield	7.00%	(0.23%)	(0.88%)
Operating Margin[3]	79.2%	1.0%	(0.5%)
Net Charge-offs	1.15%	(1.47%)	(0.14%)

Comments[4]

- Continued to generate strong loan production:
  - Average loans were up 22.5% for Dealer Finance and 6.1% for Regional Acceptance vs. 1Q14
  - Regional Acceptance loan originations were up 31.6% vs. 1Q14 and 28.4% vs. 2Q13
  - Dealer Finance, including acquired portfolios, was up 29.4% vs.1Q14 and 4.5% vs. 2Q13
- Linked quarter growth was driven by increased auto sales and increased marketing efforts to dealers
- Underlying asset quality indicators continue to perform well by historical standards
- EOP Non-Performing Assets decreased 10 bps or 16.8% compared to 1Q14
- Partnering with Community Banking to increase dealer wholesale and indirect auto lending

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production

15

Specialized Lending Segment

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	2Q14	Inc/(Dec) 1Q14	Inc/(Dec) 2Q13
Net Interest Income	$ 109	$ 5	$ (39)
Noninterest Income[1]	51	2	(3)
Provision for Credit Losses	13	4	(15)
Noninterest Expense[2]	68	2	(14)
Income Tax Expense	19	-	(5)
Segment Net Income	$ 60	$ 1	$ (8)

Highlighted Metrics

($ in billions)

	2Q14	Change: Link[4]	Change: Like
Loan Originations	$ 4.2	27.4%	(4.9%)
Loan Yield	4.61%	(0.14%)	(0.97%)
Operating Margin[3]	57.5%	0.6%	(1.9%)
Net Charge-offs	0.15%	(0.04%)	(0.37%)

Comments[4]

- Grandbridge's average LHI increased 24.8% vs. 2Q13 and 30.7% vs. 1Q14
  - Increase partially due to a new portfolio product introduced in 2014, with the first closings in April
- Sheffield Financial's loan growth continues to be strong:
  - Average loans increasing 20.5% growth over 2Q13 and 26.0% vs. 1Q14
  - The second quarter is seasonally strong due to lawn and garden activity
- Credit quality remains solid, with NCO's at 0.15%
  - This trend is expected to continue for the rest of the year, driven by Equipment Finance's net recoveries

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production

16

Insurance Segment

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	2Q14	Inc/(Dec) 1Q14	Inc/(Dec) 2Q13
Net Interest Income	$ 3	$ 2	$ 1
Noninterest Income[1]	424	(7)	(3)
Provision for Credit Losses	-	-	-
Noninterest Expense[2]	340	7	19
Income Tax Expense	29	5	(8)
Segment Net Income	$ 58	$ (17)	$ (13)

Highlighted Metrics

($ in millions)

	2Q14	Change: Link[7] vs.	Change: Like
Same Store Sales Growth		NM[3]	2.6%
Noninterest Income	$ 424	(6.4%)	(0.7%)
Number of Stores[4]	196	1	0
EBITDA Margin	23.8%	(3.0%)	(5.2%)

Comments[7]

- BB&T Insurance generated insurance revenue growth of:
  - 4.7% for Retail[5]
  - 4.4% for Wholesale[6]
  - 4.5% for total insurance vs. 2Q13[5,6]
- Lower noninterest income vs.1Q14 was driven by:
  - Seasonality in employee benefits commissions
  - Lower performance-based commissions
  - Partially offset by strong new business and solid retention
- Previous acquisitions and investments in Employee Benefits Division are providing strong post-Affordable Care Act sales growth
- Continued to expand life insurance sales through BB&T Wealth, Broker/Dealer and P&C client bases
- BB&T completed two acquisitions in 2Q14:
  - Woodbury Insurance Group (Wilmington and Myrtle Beach)
  - Caledonian Insurance Group (aviation)

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Not meaningful due to seasonality
4 U.S. Locations
5 Adjusted for an improved process used to estimate commission income beginning in 1Q14
6 Adjusted for an experienced-based refund of reinsurance premiums in 2Q13
7 Linked quarter growth rates annualized

17

Financial Services Segment

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	2Q14	Inc/(Dec) 1Q14	Inc/(Dec) 2Q13
Net Interest Income	$ 110	$ 4	$ (5)
Noninterest Income[1]	196	13	2
Provision for Credit Losses	3	3	(10)
Noninterest Expense[2]	194	14	12
Income Tax Expense	41	-	(2)
Segment Net Income	$ 68	$ -	$ (3)

Highlighted Metrics

($ in billions)

	2Q14	Change Link[4]	Change Like
Average Loan Balances	$ 10.2	38.1%	22.6%
Average Deposits	$ 32.1	74.1%	5.0%
Total Invested Assets	$ 117.2	9.6%	13.0%
Invested Assets Noninterest Income ($ in millions)	$ 122.0	11.0%	6.9%
Operating Margin[3]	36.6%	(1.1%)	(4.5%)

Comments[4]

- Average loan and deposit growth was driven by:
  - Corporate Banking, which generated 38.1% annualized loan growth vs. 1Q14
  - BB&T Wealth, which generated 40.6% annualized loan growth and 33.9% annualized transaction deposit growth vs. 1Q14
- Increase in noninterest income vs. 1Q14 was driven by higher investment banking and SBIC partnership income
- Wealth Lending continues to outperform
  - Set record loan production for four consecutive months for March - June 2014
  - Average Wealth loan size YTD has increased 11.6% over year-end 2013

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production

18

19

20

Capital Measures[1]

(Dollars in millions, except per share data)	As of / Quarter Ended June 30 2014	March 31 2014	Dec. 31 2013	Sept. 30 2013	June 30 2013
Selected Capital Information					
Risk-based capital					
Tier 1	$16,984	$16,699	$16,074	$ 15,606	$ 15,397
Total	20,270	20,154	19,514	19,255	19,193
Risk-weighted assets [2]	141,436	137,947	136,489	138,302	138,265
Average quarterly tangible assets	177,983	175,424	172,425	173,787	174,865
Risk-based capital ratios					
Tier 1	12.0%	12.1%	11.8%	11.3%	11.1%
Total	14.3	14.6	14.3	13.9	13.9
Leverage capital ratio	9.5	9.5	9.3	9.0	8.8
Equity as a percentage of total assets	12.7	12.8	12.5	12.2	12.0
Common equity per common share	$29.57	$29.03	$28.52	$27.59	$27.51
Selected non-GAAP Capital Information(3)					
Tangible common equity as a percentage of tangible assets	7.7%	7.6%	7.3%	6.9%	6.8%
Tier 1 common equity as a percentage of risk-weighted assets	10.2	10.2	9.9	9.4	9.3
Tangible common equity per common share	$19.26	$18.77	$18.08	$17.06	$ 16.92

1 Regulatory capital information is preliminary.

2 Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off-balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings.

3 Tangible common equity, Tier 1 common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

21

Basel III Common Equity Tier 1 Ratio 1 (Dollars in millions) June 30 2014 Tier 1 common equity under Basel I definition $ 14,381 Adjustments: Other adjustments 92 Common equity Tier 1 under Basel III definition $ 14,473 Estimated risk - weighted assets under Basel III definition $ 145,062 Basel III common equity Tier 1 ratio 10.0% 1 Regulatory capital information is preliminary. The Basel III common equity Tier 1 ratio reflects management’s interpretation of the regulatory requirements and is subject to change. 22

Non-GAAP Reconciliations[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	June 30 2014	March 31 2014	Dec. 31 2013	Sept. 30 2013	June 30 2013
Calculations of tangible common equity, Tier 1 common equity, tangible assets and related measures:					
Total shareholders' equity	$ 23,965	$ 23,556	$ 22,809	$ 22,094	$ 21,996
Less:					
Preferred stock	2,603	2,603	2,603	2,603	2,603
Noncontrolling interests	85	94	50	45	56
Intangible assets	7,420	7,370	7,383	7,418	7,444
Tangible common equity	$13,857	$13,489	$12,773	$12,028	$11,893
Add:					
Regulatory adjustments	524	607	698	975	901
Tier 1 common equity (Basel I)	$14,381	$14,096	$13,471	$13,003	$12,794
Total assets	$188,012	$184,651	$183,010	$181,708	$183,392
Less:					
Intangible assets	7,420	7,370	7,383	7,418	7,444
Tangible assets	$180,592	$177,281	$175,627	$174,290	$175,948
Risk-weighted assets [2]	$141,436	$137,947	$136,489	$138,302	$138,265
Tangible common equity as a percentage of tangible assets	7.7%	7.6%	7.3%	6.9%	6.8%
Tier 1 common equity as a percentage of risk-weighted assets	10.2	10.2	9.9	9.4	9.3
Tangible common equity	$13,857	$13,489	$12,773	$12,028	$11,893
Outstanding shares at end of period (in thousands)	719,584	718,497	706,620	704,925	702,995
Tangible common equity per common share	$19.26	$18.77	$18.08	$17.06	$ 16.92

1 Regulatory capital information is preliminary. Tangible common equity, Tier 1 common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

2 Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off-balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings.

23

Non - GAAP Reconciliations As of / Quarter Ended June 30 2014 March 31 2014 Dec. 31 2013 Sept. 30 2013 June 30 2013 Asset Quality Ratios (including amounts related to covered loans and covered foreclosed property) Loans 30 - 89 days past due and still accruing as a percentage of total loans and leases 1 0.85% 0.80% 0.96% 0.96% 0.97% Loans 90 days or more past due and still accruing as a percentage of total loans and leases 1 0.50 0.57 0.62 0.64 0.65 Nonperforming loans and leases as a percentage of total loans and leases 0.69 0.77 0.80 0.87 0.97 Nonperforming assets as a percentage of: Total assets 0.52 0.59 0.64 0.72 0.79 Loans and leases plus foreclosed property 0.80 0.92 1.00 1.10 1.23 Net charge - offs as a percentage of average loans and leases 0.41 0.56 0.48 0.48 0.74 Allowance for loan and lease losses as a percentage of loans and leases held for investment 1.33 1.41 1.49 1.59 1.64 Ratio of allowance for loan and lease losses to: Net charge - offs 3.28 X 2.54 X 3.06 X 3.22 X 2.18 X Nonperforming loans and leases held for investment 1.89 1.82 1.85 1.78 1.66 24 Applicable ratios are annualized . 1 Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase.

Non-GAAP Reconciliations

	As of / Quarter Ended				
	June 30 2014	March 31 2014	Dec. 31 2013	Sept. 30 2013	June 30 2013
Asset Quality Ratios (excluding amounts related to covered loans and covered foreclosed property) [2]					
Loans 30-89 days past due and still accruing as a percentage of total loans and leases[1]	0.79%	0.74%	0.90%	0.89%	0.90%
Loans 90 days or more past due and still accruing as a percentage of total loans and leases [1]	0.30	0.35	0.36	0.33	0.32
Nonperforming loans and leases as a percentage of total loans and leases	0.70	0.78	0.81	0.89	0.99
Nonperforming assets as a percentage of:					
Total assets	0.49	0.54	0.58	0.65	0.71
Loans and leases plus foreclosed property	0.76	0.85	0.91	1.00	1.10
Net charge-offs as a percentage of average loans and leases	0.40	0.55	0.49	0.49	0.75
Allowance for loan and lease losses as a percentage of loans and leases held for investment	1.27	1.34	1.42	1.51	1.57
Ratio of allowance for loan and lease losses to:					
Net charge-offs	3.19 X	2.42 X	2.88 X	3.03 X	2.07 X
Nonperforming loans and leases held for investment	1.78	1.70	1.73	1.66	1.55

Applicable ratios are annualized.

1 Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase.

2 These asset quality ratios have been adjusted to remove the impact of covered loans and covered foreclosed property. Appropriate adjustments to the numerator and denominator have been reflected in the calculation of these ratios. Management believes the inclusion of covered assets in certain asset quality ratios that include nonperforming assets, past due loans or net charge-offs in the numerator or denominator results in distortion of these ratios and they may not be comparable to other periods presented or to other portfolios that were not impacted by loss share accounting.

25

Non - GAAP Reconciliations 1 Quarter Ended Efficiency and Fee Income Ratios June 30 2014 March 31 2014 Dec. 31 2013 Sept. 30 2013 June 30 2013 Efficiency ratio – GAAP 67.1% 61.2% 61.1% 62.4% 59.9 % Effect of securities gains (losses), net - - 0.1 - 0.5 Effect of merger - related and restructuring charges, net (0.6) (0.3) (0.4) (0.2) (1.1) Effect of mortgage loan indemnification reserves (1.4) - - - - Effect of gain on sale of subsidiary - - 0.8 - - Effect of FDIC loss share accounting (0.2) (0.1) (0.2) - (0.2) Effect of foreclosed property expense (0.4) (0.4) (0.5) (0.6) (0.5) Effect of operating charge off (3.7) - - - - Effect of owned real estate adjustments - - - (0.5) - Effect of amortization of intangibles (1.0) (1.1) (1.0) (1.0) (1.0) Efficiency ratio – reported 59.8 59.3 59.9 60.1 57.6 Fee income ratio – GAAP 40.4% 39.7% 41.4% 38.4% 41.9 % Effect of securities gains (losses), net - - (0.1) - (0.5) Effect of gain on sale of subsidiary - - (0.8) - - Effect of FDIC loss share accounting 3.6 3.5 3.0 3.2 3.2 Fee income ratio – reported 44.0 43.2 43.5 41.6 44.6 26 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains an d charges.

(Dollars in millions) Quarter Ended June 30 March 31 Dec. 31 Sept. 30 June 30 Return on Average Tangible Common Shareholders' Equity 2014 2014 2013 2013 2013 Net income available to common shareholders $ 425 $ 501 $ 537 $ 268 $ 547 Plus: Amortization of intangibles, net of tax 15 14 16 16 17 Tangible net income available to common shareholders $ 440 $ 515 $ 553 $ 284 $ 564 Average common shareholders' equity $ 21,194 $ 20,610 $ 19,657 $ 19,491 $ 19,293 Less: Average intangible assets 7,378 7,379 7,397 7,431 7,456 Average tangible common shareholders' equity $ 13,815 $ 13,231 $ 12,260 $ 12,060 $ 11,837 Return on average tangible common shareholders' equity 12.74% 15.81% 17.91% 9.33% 19.12% 27 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains an d charges. Non - GAAP Reconciliations 1

Non - GAAP Reconciliations 1 (Dollars in millions) Quarter Ended June 30, 2014 Certain Performance Measures As Reported FHA - insured Reserve Adj. Mortgage Indem . Reserve Adj. Tax Adj. As Adjusted Net income $ 478 $ 53 $ 21 $ 14 $ 566 Average assets 185,065 - - - 185,065 Return on average assets 1.04% 1.23% Net income available to common shareholders $ 425 $ 53 $ 21 $ 14 $ 513 Average common shareholders’ equity 21,194 - - - 21,194 Return on average common shareholders’ equity 8.03% - - - 9.69% Tangible net income available to common shareholders $ 440 $ 53 $ 21 $ 14 $ 528 Average tangible common shareholders’ equity 13,815 - - - 13,815 Return on average tangible common shareholders’ equity 12.74% - - - 15.28% 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measure provide a g reater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charge s. 28

Non - GAAP Reconciliations Quarter Ended Reported net interest margin vs. core net interest margin June 30 2014 March 31 2014 Dec. 31 2013 Sept. 30 2013 June 30 2013 Reported net interest margin - GAAP 3.43% 3.52% 3.56% 3.68% 3.70% Adjustments to interest income for covered assets: Effect of covered securities (0.06) (0.06) (0.05) (0.07) (0.06) Effect of other acquired loans (0.01) - - (0.02) (0.01) Effect of covered loans (0.15) (0.18) (0.19) (0.22) (0.25) Adjustments to interest expense: Effect of interest expense on covered assets 0.01 0.01 0.02 0.02 0.02 Core net interest margin 3.22% 3.29% 3.34% 3.39% 3.40% 29